POWER OF ATTORNEY



I hereby appoint any of Joseph R. Seiders, Craig H. Lewis, Gary Goldman and Stuart M. Sklar as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange Commission a Statement of Changes of Beneficial Ownership of Securities on Form 4 or an Annual Statement of Changes of Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.


/s/ Alan B. Miller
Alan B. Miller





Acknowledgement

STATE OF PENNSYLVANIA	)
                        )   ss
COUNTY OF PHILADELPHIA 	)


On this 11th day of November, 2003, before me, a notary public in and for the aforesaid state and county, personally appeared Alan B. Miller, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.



/s/ Pamela E. Blalock
    Notary Public

My Commission expires:  November 25, 2005

	[Notarial Seal]